AMENDMENT
                                       TO
                    SECURITIES PURCHASE AGREEMENT, WARRANTS,
                          REGISTRATION RIGHTS AGREEMENT
                                       AND
           8% CONVERTIBLE DEBENTURE SERIES 04-02 DUE DECEMBER 16, 2005

      THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT, 8% CONVERTIBLE DEBENTURE SERIES 04-02 DUE DECEMBER 16, 2005, CLASS A, B AND C WARRANTS AND REGISTRATION RIGHTS AGREEMENT is made by and between Infinium Labs, Inc., a Delaware corporation ("Company"), the Investors named on the signature page hereof (collectively the "Investors" and each individually an "Investor") and Timothy
M. Roberts ("Guarantor") and is dated as of December __, 2004 ("Amendment").

      WHEREAS, Investors and the Company entered into that certain Securities Purchase Agreement, dated as of December 13, 2004 ("Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement) pursuant to which, among other things, the Company issued the Debentures and the Warrants to the Investors, and the Company and the Investors entered into the Registration Rights Agreement;

      WHEREAS, the Company is currently in discussions with investors regarding a transaction (or series of related transactions; collectively, the "Qualified Financing") after the date hereof in which (i) the Company shall issue and sell shares of its capital stock (but not any debt or other payment obligations) in exchange for aggregate gross proceeds of at least $30 million, (ii) the first tranche of such financing (the "Qualified Financing First Tranche") shall consist of no less than $12 million and (iii) pursuant to which all existing debt of the Company (other than the debt being issued pursuant to either the Purchase Agreement or the Specified Permitted Transaction, defined below) shall be converted into equity of the Company or otherwise retired within 10 Trading Days of the funding of the Qualified Financing First Tranche (the date on which all such debt is so converted or otherwise retired, the "Debt Elimination Date"); and

      WHEREAS, in connection therewith, the Company and the Investors desire to amend certain terms of the Transaction Agreements;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

      1.    Amendment to Purchase Agreement.

      (i) Notwithstanding anything to the contrary in the Purchase Agreement or the other Transaction Agreements, a Qualified Financing in which the Debt Elimination Date occurs within six (6) months from the Closing Date shall not be deemed a Lower Price Transaction.


                                       1

Company: _____
Investor: _____

      (ii) The term "Securities" is amended to include the Issued Shares, as hereinafter defined.

      (iii) The term "Shares" is amended to include the shares of Common Stock representing the Issued Shares.

      (iv) The term "Transaction Agreements" is amended to include this Amendment in the list of documents and agreements.

      2. Amendment of Class A Warrants: The exercise price of the Class A Warrants is hereby amended to at all times be $0.10 per share (subject to adjustment from time to time as provided in Sections 6.1, 6.2 and 6.3 of such Warrant).

      3.    Additional Shares:

      (i) The Company shall issue to each Investor shares ("Issued Shares") of the Company's Common Stock equal to (x) 250,000 shares, multiplied by (y) such Investor's Lender's Allocable Share, as set forth in Schedule A hereto.

      (ii) The Company will deliver to the Escrow Agent certificates, issued by the Transfer Agent in the name of the Investor, representing such Investor's Issued Shares within 10 Trading Days of the execution and delivery of this Amendment.

      4.    Amendment to Debenture. The Debenture is hereby amended as follows:

      (i) The defined term "Conversion Price" as contained in the Purchase Agreement and Section 4(A)(ii) of the Debenture is hereby restated in its entirety as follows:

            (ii) "The term "Conversion Price" means seventy-five percent (75%; the "Current Percentage") of the lowest Closing Price during the five (5) Trading Days ending on the Trading Day immediately before the Conversion Date; provided, however, that in no event will the Conversion Price be (x) more than $0.10 (the "Maximum Conversion Price") or (y) until the earlier of (I) the Scheduled Expiration Date (as defined below), (II) the date after the Closing Date on which the company files a registration statement on Form S-8 or
            (III) the date on which the Company first issues a Mandatory Conversion Notice (as defined below), lower than $0.10 (the "Minimum Conversion Price") (as each such amount may be adjusted from time to time as provided herein); provided, however, if the Qualified Financing First Tranche (as defined below) is consummated prior to the Scheduled Expiration Date and the Debt Elimination Date (as defined below) occurs before any of the dates referred to in subclauses (I), (II) or (III) of clause (y) of this paragraph, then, notwithstanding anything in the foregoing provisions of this paragraph to the contrary, the Conversion Price shall thereafter be $0.10 (subject to adjustment from time to time as provided in Section 2).


                                       2

Company: _____
Investor: _____

      (ii)  The following provisions are added following Section 4(A)(iii):

            (iv) The term "Qualified Financing" means a transaction or series of related transactions entered into after the Issue Date in which all of the following conditions are satisfied: (i) the Company shall issue and sell shares of its capital stock (but not any debt or other payment obligations) in exchange for aggregate gross proceeds (before ordinary commissions, fees and expenses) of at least $30 million, (ii) the first tranche of such financing (the "Qualified Financing First Tranche") shall consist of no less than $12 million and (iii) in connection with or contemporaneous with the funding of the Qualified Financing First Tranche, all existing debt of the Company (other than the debt being issued pursuant to either the Securities Purchase Agreement or the Specified Permitted Transaction, defined in the Amendment, dated as of December ___, 2004, to the Securities Purchase Agreement to which the Company and the Holder or the Holder's predecessor in interest are parties) shall be converted into equity of the Company or otherwise retired within 10 Trading Days of the funding of the Qualified Financing First Tranche (the date on which all such debt is so converted or otherwise retired, the "Debt Elimination Date").

            (v) The term "Scheduled Expiration Date" means April 16, 2005, except that, if prior thereto the Company has filed with the SEC a definitive proxy statement (and such proxy statement is sent to the Company's shareholders within 10 Trading Days after such filing), which proxy statement, among other things, seeks shareholder authorization at a meeting of shareholders scheduled to be held no later than June 16, 2005 to amend the Company's certificate of incorporation to increase the authorized shares of the Company to at least 400 million shares, it means June 16, 2005.


                                       3

Company: _____
Investor: _____

      5. Amendment to Registration Rights Agreement. The Registration Rights Agreement is amended as follows:

      (i) Schedule 1 to the Registration Rights Agreement is amended to read in its entirety as follows:

            (a) All Registrable Shares contemplated by the Registration Rights Agreement, dated as of December 13, 2004, as amended (the "Existing Registration Rights Agreement"), between the Company and the Initial Investors named therein (the "Original Investors")

            (b) The shares referred to in clause (2) of Section 2(a)(i) of the Existing Registration Rights Agreement, whether issued to the Finder contemplated thereby or to such Finder's designees.

            (c) The shares listed in item A of Schedule 1 to the Existing Registration Rights Agreement.

            (d) Any shares issuable on exercise of warrants issued to the Finder or its designees, to the Escrow Agent or its designees or to SG Capital or its designees in connection with the transactions consummated (x) on December 16, 2004, as amended, (y) on December ___, 2004 or (z) in connection with the transactions contemplated by the Transaction Agreements, as amended.

      (ii) The term "Registrable Securities" is amended to include the Issued Shares.

      (iii) Each of the terms "Initial Number of Shares to Be Registered" and "Increased Number of Shares to Be Registered" is amended to be equal to the sum of (x) the shares determined by the terms of such definition as in effect on the Closing Date, plus (y) the Issued Shares.

      (iv) For purposes of determining the Held Shares Value, a Holder shall be deemed to have sold Issued Shares before selling any Conversion Shares.

      6.    Consent to Specific Convertible Debenture Transaction.

      (i) The Company has advised the Investors that the Company, through the placement services of the Finder, proposes to entered into a new transaction on or about December __, 2004 (the "Specified Permitted Transaction"), on terms similar to the transactions contemplated by the Transaction Documents, as amended by this Amendment, except that the Specified Permitted Transaction (i) is for a Total Purchase Price of $1,000,000, (ii) provides for a Conversion Price equal to the Conversion


                                       4

Company: _____
Investor: _____

      Price in the Debentures, as amended by this Amendment, and an exercise price for the Class A Warrants of $.10 (each of which is subject to adjustment on terms similar to the adjustments in the relevant Transaction Agreements), (iii) does not provide for Class B and Class C warrants, (iv) will not include a provision similar to Section 4(h) of the Purchase Agreement, and (v) provides for 500,000 shares of Common Stock to be issued to the investors in the Specified Permitted Transaction.

      (ii)  In  connection  with  the  Specified  Permitted  Transaction,   each
      Investor hereby consents that

            (a) the Specified Permitted Transaction will be deemed a Permitted Transaction for purposes of part B of Schedule 1 of the Registration Rights Agreement; and

            (b) the Specified Permitted Transaction is not deemed a Lower Price Transaction.

      (iii) Each Investor consents that shares issuable upon the exercise of warrants issued to the Finder or its designees or to the Escrow Agent or its designees, in each case whether such warrants were issued in connection with the transactions consummated on the Closing Date or with respect to the Specified Permitted Transaction, may be included in the Registration Statement.

      (iv)  The  Company  agrees  that,  other  than  the  Specified   Permitted
      Transaction, no transaction shall qualify as a Permitted Transaction.

      (v) Each Investor's consent provided hereby is limited to the terms specified above in this Section 6.

      7.    Effective Date.

      (i) Each of the Company and each Investor shall deliver an executed copy of this Amendment to the Escrow Agent.

      (ii) This Amendment shall be effective as to each Investor on the date that it is so executed and delivered by the Investor and by the Company.

      (iii) The  provisions  of  Section  11  of  the  Purchase   Agreement  are
      incorporated herein by reference.


                                       5

Company: _____
Investor: _____

      (iv) The Company hereby confirms to each Investor that, as of the effective date of this Amendment, the representations made in Section 3 of the Purchase Agreement shall apply also to the Issued Shares.

      (v) Upon execution and delivery of this Amendment, the Company will deliver to the Escrow Agent an opinion of counsel addressed to the Investors modifying the opinion delivered on the Closing Date to the effect that, as of such date, (i) this Amendment is deemed to be one of the Transaction Agreements and the opinions relating to the Transaction Agreements apply thereto and (ii) upon issuance of the Issued Shares in accordance with the terms of the Amendment, the Issued Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

      8. Limited Effect. Except as specified above, all terms of Transaction Agreements remain in full force and effect.


                   [Balance of page intentionally left blank]


                                       6

Company: _____
Investor: _____

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

      COMPANY:

      INFINIUM LABS, INC.


      By:________________________________
         Timothy M. Roberts
         Chief Executive Officer



INVESTORS:

See attached Investors Signature Page


                           Guarantor's Acknowledgment

The undersigned, the Guarantor referred to in the Debenture, acknowledges that the Personal Guarantee issued by the Guarantor to each Investor remains in full effect with respect to the Debenture, as modified by the above Amendment.



_______________________________
TIMOTHY M. ROBERTS

                           SCHEDULE A - ISSUED SHARES

Investor                                         Issued Shares

ZENNY TRADING LIMITED
ZEVI WOLMARK
JACOB FRIEDMAN
JM INVESTORS, LLC
DAVID ZAJAC
VISCOUNT INVESTMENTS, LTD.
MORE INTL INVESTMENTS, INC.
YESHIVA GEDOLAH OF SEAGATE
LIBERTY SUPPLIES CORP.
SHALOM TORAH CENTERS
SOLOMON LESIN
SHIMON HABER
WEST HASTINGS LIMITED
HEZA HOLDINGS INC.
LONGVIEW SPECIAL FINANCE, INC.
------------------------------                   -------
TOTAL:                                           250,000

                            INVESTORS SIGNATURE PAGE

                                    INVESTORS


ZENNY TRADING LIMITED                            YESHIVA GEDOLAH OF SEAGATE

By:____________________                          By:____________________


ZEVI WOLMARK                                     LIBERTY SUPPLIES CORP.

By:____________________                          By:____________________


JACOB FRIEDMAN                                   SHALOM TORAH CENTERS

By:____________________                          By:____________________


JM INVESTORS, LLC                                SOLOMON LESIN

By:____________________                          By:____________________


DAVID ZAJAC                                      SHIMON HABER

By:____________________                          By:____________________


VISCOUNT INVESTMENTS, LTD.                       WEST HASTINGS LIMITED

By:____________________                          By:____________________


MORE INTL INVESTMENTS, INC.                      HEZA HOLDINGS INC.

By:____________________                          By: ____________________


LONGVIEW SPECIAL FINANCE, INC.

By:____________________